UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 30, 2004

ENTERPRISE PRODUCTS PARTNERS L.P.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-14323	76-0568219
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2727 North Loop West, Houston, Texas	77008
(Address of Principal Executive Offices)	(Zip Code)

(713) 880-6500
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.   OTHER EVENTS.

        We are filing the unaudited consolidated balance sheet of Enterprise Products GP, LLC as of June 30, 2004, which is included as Exhibit 99.1 to this current report. Enterprise Products GP, LLC is the general partner of Enterprise Products Partners L.P.

         On September 7, 2004, Enterprise Products Partners L.P. announced that its principal operating subsidiary, Enterprise Products Operating L.P., is extending the Expiration Time of its four cash tender offers to purchase any and all of the outstanding senior subordinated and senior notes of GulfTerra Energy Partners, L.P. and GulfTerra Energy Finance Corporation (collectively referred to as “GulfTerra”) from September 10, 2004 to 5:00 p.m. New York City time on September 17, 2004. The Purchase Price for each series of GulfTerra notes will be determined at 2:00 p.m. New York City time on the second business day preceding the Expiration Time. A copy of the press release is included as Exhibit 99.2 to this current report.

Item 9.01.   FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits.

99.1	Unaudited Consolidated Balance Sheet of Enterprise Products GP, LLC as of June 30, 2004.

99.2	Enterprise Products Partners L.P. press release dated September 7, 2004.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERPRISE PRODUCTS PARTNERS L.P.

	By:	Enterprise Products GP, LLC, as general partner

Date: September 8, 2004	By:	/s/ Michael J. Knesek
Michael J. Knesek Vice President, Controller, and Principal Accounting Officer of Enterprise Products GP, LLC